UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2011
AMERICAN REPROGRAPHICS COMPANY
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-32407	20-1700361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1981 N. Broadway, Suite 385 Walnut Creek, California	94596

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (925) 949-5100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On July 18, 2011, Jonathan R. Mather retired as Chief Financial Officer of American Reprographics Company (the “Company”). The Company previously announced Mr. Mather’s intention to retire in connection with the relocation of the Company’s corporate finance and accounting functions within the Company’s executive offices in Walnut Creek, California.
(c) John E.D. Toth, 41, was appointed Chief Financial Officer of the Company, effective July 18, 2011. Pursuant to an executive employment agreement between the Company and Mr. Toth (the “Employment Agreement”), which includes an initial three-year term, Mr. Toth is entitled to receive an annual base salary of $300,000 and an annual incentive bonus up to 80% of his annual base salary, payable in cash. In addition, the Employment Agreement provides that Mr. Toth will be granted 30,000 restricted shares of the Company’s common stock which will vest in equal installments of 25% on each of the first four anniversaries of the date of grant and which will be subject to the terms of the Company’s standard form of restricted stock award agreement under its 2005 Stock Plan, as amended. Pursuant to the Employment Agreement, Mr. Toth is entitled to receive severance benefits in the event of specified termination events, including payment of twelve months base salary and accelerated vesting of outstanding equity awards. The foregoing summary of the Employment Agreement is not a complete description of the terms of such agreement and is qualified by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Prior to his appointment as the Company’s Chief Financial Officer, Mr. Toth was a strategy consultant to Chiquita Brands International, Inc. (NYSE: CQB). From 2008 until 2010, Mr. Toth was Chief Financial Officer of Bell-Carter Foods, Inc., a $200 million privately-held company operating in the food industry, where he was primarily responsible for developing strategic finance and broad-based growth initiatives. Mr. Toth served as Chief Financial Officer of Fresh Express, Inc., a subsidiary of Chiquita Brands International, Inc., from 2006 until 2008. While at Chiquita Brands International, Inc., Mr. Toth also served as Vice President Finance of the Salads and Healthy Snacking division. From 2001 until 2006, Mr. Toth was Chief Financial Officer and Co-Founder of Tennyson West, LLC, a privately-held mergers and acquisitions advisory firm. Mr. Toth received a Master’s Degree in Economics, and Bachelor’s degree in Economics and Political Science, from Stanford University.
A copy of the press release relating to Mr. Mather’s retirement and Mr. Toth’s appointment as Chief Financial Officer is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, dated July 18, 2011, by and between American Reprographics Company and John Toth

99.1	American Reprographics Company Press Release dated July 18, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REPROGRAPHICS COMPANY
Dated: July 18, 2011	By:	/s/ Kumarakulasingam Suriyakumar
Kumarakulasingam Suriyakumar
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement, dated July 18, 2011, by and between American Reprographics Company and John Toth

99.1	American Reprographics Company Press Release dated July 18, 2011